UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

GOLD LAKES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

573 Monroe Blvd. Painesville, Ohio	42077
(Address of principal executive offices)	(Zip Code)

(216) 408-9423

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

On August 28, 2015, Gold Lakes Corp. (the “Company”) entered into an Equity Participation and Earn-In Agreement (the “Agreement”) with Flex Mining Ltd., a Delaware Corporation (“Flex”). Pursuant to the Agreement, the Company has the right to acquire 100% of Flex by incurring expenditures of $1 million over the next three years. In addition, the Company will issue Flex 23,500,000 shares of restricted common stock within the next 90 days at a deemed value of $0.05 per share.

The foregoing description of the Agreement is qualified in its entirety by the provisions of the Agreement and additional terms and conditions can be found in the copy of the Agreement filed as Exhibit 10.1 hereto.

Item 8.01 Other Events.

On August 21, 2015, the Company received approval from FINRA for its previously announced name change to Golden Lakes Corp. as well as its 200 for 1 reverse split. The two corporate changes became effective as of August 24, 2015.

The Company’s ticker symbol has been changed to SGAED for 20 business days after the effective date of the name change and reverse split. After 20 business days the Company’s ticker symbol will be changed to GLLK.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Description

10.1	Equity Participation and Earn-In Agreement with Flex Mining Ltd.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD LAKES CORP.

Dated: August 28, 2015	By	/s/ Christopher P. Vallos
Christopher P. Vallos, Director